UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 28, 2007

Angeion Corporation

(Exact name of registrant as specified in its charter)

Minnesota
(State or other jurisdiction of incorporation)

001-13543	41-1579150
(Commission File Number)	(IRS Employer Identification No.)

350 Oak Grove Parkway
Saint Paul, Minnesota 55127-8599	55127-8599
(Address of principal executive offices)	(Zip Code)

(651) 484-4874
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensation of Officers

On May 28, 2007, the Compensation Committee of the Board of Directors of Angeion Corporation approved the 2007 Management Incentive Bonus Plan (the “2007 Bonus Plan”).  The 2007 Bonus Plan provides for the payment of cash compensation to eligible employees, including the Company’s executive officers, upon achievement of predetermined objectives.  The 2007 Bonus Plan is similar to bonus plans operated by the Company in past years and provides that bonuses will be earned during 2007 if Angeion achieves specified levels of (i) earnings before interest, taxes, depreciation and amortization, (ii) revenues from sales of cardiorespiratory diagnostic products, and (iii) revenues from sales of New Leaf health and fitness products.

Under the 2007 Bonus Plan, Mr. Rodney A. Young, the Company’s Chief Executive Officer, is eligible for a bonus ranging from 22.5% of base salary if the threshold level is met in each of the three areas to 100.0% of base salary if the maximum level is met in each of the three areas.  The Company’s Chief Financial Officer, Dale H. Johnson, is eligible for a bonus ranging from 17.5% of base salary if the threshold is met in each of the three areas to 50.0% of base salary if the maximum level is met in each of the three areas.

Section 8 — Other Events

Item 8.01               Other Events.

On March 30, 2007 Rodney A. Young, the Company’s President and Chief Executive Officer established a stock trading plan in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934.  Pursuant to the plan, as many as 82,250 shares may be issued upon the exercise of options and sold.  Transactions effected under the plan will be disclosed publicly through Form 144 and Form 4 filings with the Securities and Exchange Commission, as appropriate.

Rule 10b5-1 allows an insider to enter into a written, prearranged stock trading plan at a time when the insider is not in possession of material, non-public information.  Under these plans, insiders can gradually diversify their investment portfolios, reduce any significant market impact by spreading stock trades out over an extended period of time, and avoid concerns as to whether the insiders were in possession of material, non-public information when the stock was sold.  Mr Young’s plan, which will become effective on April 3, 2007, is intended to comply with Rule 10b5-1 and is in compliance with the Company’s insider trading policy.  All sales will be in the open market at prevailing market prices, subject to the terms of the plan.  This plan will terminate on November 1, 2007.

The purpose of the trading plan is to enable Mr. Young to gradually diversify a portion of his portfolio to satisfy financial planning objectives in an orderly manner, while avoiding concerns about transactions occurring at a time when he might possess material non-public information regarding the Company.  In addition to the shares covered by the trading plan, Mr. Young retains ownership of 57,000 exercisable stock options to purchase common stock, and owns an additional 11,402 shares directly.  Mr. Young also intends to exercise additional stock options and hold those shares in 2007.

In addition, Angeion anticipates that Mr. Dale H. Johnson, the Company Chief Financial Officer, and one or more of the Company’s directors may also enter in written 10b5-1 plans under which they may exercise stock options and sell shares in the current fiscal year, as well as exercise options and hold additional shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Angeion Corporation

Dated: April 3, 2007	by	/s/ Rodney A. Young

Rodney A. Young
President and Chief Executive Officer